UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2011

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

201 East Fourth Street, Suite 1900, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 30, 2011, First Financial Bancorp. (the “Company”) and Claude E. Davis, President and Chief Executive Officer of First Financial Bancorp., entered into an amendment and restatement of the Amended and Restated Employment and Non-Competition Agreement between Claude E. Davis and the Company (the “Second Restatement”).

The Second Restatement includes changes designed to preserve the Company's ability to deduct compensation payable under the Key Executive Short-Term Incentive Plan (“STIP”), which is designed to satisfy the requirements of performance-based compensation under Internal Revenue Code Section 162(m).

Pursuant to the Second Restatement, the STIP bonus payable to Mr. Davis upon his qualifying termination (as defined in the Second Restatement) will be calculated as two times the average of the STIP bonuses that Mr. Davis earned during the three years prior to his qualifying termination (not to exceed two and one-half times the STIP bonus target in effect for the year of termination).

Other than certain non-material conforming and clarifying changes, all of the additional terms of the Agreement remain unchanged.

The foregoing description of the Second Restatement is qualified in its entirety by reference to the Amended and Restated Employment and Non-Competition Agreement between Claude E. Davis and the Company, which is filed as Exhibit 10.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits:

10.1    Employment and Non-Competition Agreement between First Financial Bancorp and Claude E. Davis, President and Chief Executive Officer dated December 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

		By:	/s/ Gregory A. Gehlmann
Gregory A. Gehlmann
Executive Vice President and
Corporate General Counsel

Date:	January 5, 2012

Form 8-K                                First Financial Bancorp.

Exhibit Index
Exhibit No.        Description

10.1	Employment and Non-Competition Agreement between First Financial Bancorp and Claude E. Davis, President and Chief Executive Officer